Exhibit 10.24

Swap Executed – Final Terms October 12, 2005

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• Fixed Rate Payer:	Elk Associates Funding Corp.
• Floating Rate Payer:	Citibank, N.A.
• Notional Principal:	$5MM USD
• Amortization:	None
• Trade Date:	October 12, 2005
• Effective:	October 14, 2005
• Maturity:	October 14, 2008
• Fixed Rate:	6.23% (Subject to market movement until locked in, includes loan credit spread)
• Fixed Payment Dates:	Monthly, commencing November 14, 2005 up to and including the maturity date, with adjustment for period end dates, following a NY Business Day Convention
• Fixed Day Count:	A/360
• Business Days for Payment:	New York
• Calculation Agent:	Citigroup
• Floating Rate:	1 Month LIBOR
• Spread:	1.50%
• Rate determination:	2 London business days prior to reset
• Floating Rate Payment:	Monthly, commencing November 14, 2005 up to and including the maturity date with adjustment for period end dates, following a NY Business Day Convention
• Early Termination:	Governed by 2-way yield maintenance
• Credit Provisions:	To be provided by Alan Ackbarali – Middle Market, NY citigroup